FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD EARNINGS AND RAISES FULL YEAR
ADJUSTED EPS GUIDANCE

•	Fiscal first quarter revenue from continuing operations increased $72 million, or 16%, to $528 million

•	Fiscal first quarter GAAP income from continuing operations increased 59% to $61 million, or $0.65 per share

•	Record first quarter cash flow from operations of $38 million

•	Management raises full-year fiscal 2010 adjusted earnings from continuing operations to $2.35-$2.45 per share from previously announced $2.00-$2.12 per share

ALLEGAN, Mich. – November 2, 2009 – Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its first quarter ended September 26, 2009.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “We delivered record earnings for the quarter, with strong performance across all business segments. Cash flow from operations continues to be strong as we generated $38 million during a period when we are preparing for the cough, cold, flu season. Store brands grew nearly 13% during a period when the over-the-counter (OTC) category grew only 3%. Rx sales continued to gain market share as a result of our strong investment in quality and high customer service levels along with the continued growth of over-the-counter Rx (ORx) sales. We continue to make quality healthcare more affordable at a time when consumers need to save money more than ever.”

The Company’s reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows. As part of management’s continued strategic review of its portfolio of businesses, in the past fiscal year, it committed to a plan to sell its Israel Consumer Products business. The results of this business are reflected in the condensed consolidated financial statements as discontinued operations for all periods presented.

Perrigo Company
(from continuing operations, in thousands, except per share amounts)
(see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2010	Fiscal 2009
	First Quarter Ended	First Quarter Ended
	9/26/2009	9/27/2008

Net Sales	$528,001	$455,548
Reported Income	$61,025	$38,307
Adjusted Income	$61,184	$38,946
Reported Diluted EPS	$0.65	$0.41
Adjusted Diluted EPS	$0.66	$0.41
Diluted Shares	93,396	94,568

First Quarter Results

Net sales from continuing operations for the first quarter of fiscal 2010 were $528 million, an increase of 16%. Reported income from continuing operations was $61 million, or $0.65 per share, a strong increase over $38 million, or $0.41 per share, a year ago. Excluding the charge as outlined in Table II at the end of this release, first quarter fiscal 2010 adjusted income from continuing operations was $61 million, or $0.66 per share.

Consumer Healthcare

Consumer Healthcare segment net sales in the first quarter were $437 million compared with $366 million in the first quarter last year, an increase of $71 million or 19%. The increase resulted from approximately $49 million of new products and higher volume of existing products primarily in the gastrointestinal, smoking cessation, analgesics, and cough/cold categories and approximately $36 million of incremental sales from the acquisitions of JB Laboratories, Unico and Diba.  These increases were partially offset by approximately $10 million in unfavorable changes in foreign currency exchange rates and a decline of approximately $4 million in sales from exited products. Reported operating income was $71 million, compared with $59 million a year ago, largely driven by increased sales and favorable product mix. Reported operating margin remained strong, up 20 basis points to 16.3% due to improved operating expense leverage.

On October 6, 2009, the Company announced that it had received final approval from the U.S. Food and Drug Administration (FDA) to market OTC Polyethylene Glycol 3350, the store brand equivalent of MiraLAX®.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment first quarter net sales were $47 million compared with $33 million a year ago, an increase of 42%. The increase in sales was driven by increased volume of existing products and strong performance in our over-the-counter Rx business. Reported operating income was $14 million, an increase of $12 million from last year, due to strong gross margins, which increased from 33.1% last year to 47.5% during the first quarter fiscal 2010. In addition, strong cost management reduced operating expenses by $1 million or 1050 basis points as a percent to sales.

On August 3, 2009, the Company announced that its partner Teva Pharmaceutical Industries Ltd. had received final approval from the FDA to market Triamcinolone Acetonide Nasal Spray containing a paragraph IV certification. Perrigo’s partner Teva was the first applicant to file a complete Abbreviated New Drug Application (ANDA) with a Paragraph IV certification for NASACORT® AQ.

On September 21, 2009, the Company announced that its Israeli subsidiary acquired the ANDA for the generic form of Duac® gel from KV Pharmaceutical for $14 million in cash and a $2 million milestone payment to be made upon the successful completion of a contingency. KV Pharmaceutical was the first to file its ANDA. Excluding the milestone payment, the Company anticipates the full amount of the purchase price, which relates to acquired research and development, will be charged to expense in the second quarter of fiscal 2010 in accordance with U.S. accounting principles.

On October 16, 2009, the Hatch-Waxman litigation relating to Duac® gel filed by the Stiefel Laboratories division of GlaxoSmithKline was dismissed with prejudice.

API

The API segment reported first quarter net sales of $30 million compared with $34 million a year ago. The decrease was due primarily to a decline of existing product sales and unfavorable changes in foreign currency exchange rates. The decreases were partially offset by new product sales. Reported operating income increased $3 million or 762% due to improved sales mix and operational efficiencies.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported first quarter net sales of approximately $14 million compared with $22 million a year ago. The decrease was due primarily to the loss of a customer contract, as well as a $1 million impact from unfavorable foreign currency exchange rates. Reported operating income was $1 million, down from $2 million last year. The decrease in reported operating income was due primarily to the previously discussed loss of a customer contract. Reported operating margin increased 50 basis points to 8.8% from 8.3% last year.

Guidance

Chairman and CEO Joseph C. Papa concluded, “Fiscal 2010 is off to a very strong start. We achieved all-time record earnings in a macroeconomic environment that is favorable to Perrigo’s business model. All of our segments are executing well with no one single product or division driving these strong results. Reported fiscal 2010 earnings from continuing operations are expected to be between $2.22 and $2.32 per share.  Excluding the charges outlined in Table III at the end of this release, we now expect fiscal 2010 adjusted earnings from continuing operations to be between $2.35 and $2.45 per share, up from our previously announced $2.00-$2.12 per share. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 26% to 31% over fiscal 2009 adjusted EPS.”

Perrigo will host a conference call to discuss fiscal 2010 first quarter results at 10:00 a.m. (ET) on Monday, November 2. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 35823113. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Monday, November 2, until midnight Tuesday, November 10, 2009. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 35823113.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and pharmaceutical and medical diagnostic products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

 Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 27, 2009, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Communication
(269) 686-1709
E-mail: ajshannon@perrigo.com

Daniel B. Willard, Manager, Investor Relations and Communication
(269) 686-1597
E-mail: dbwillard@perrigo.com

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	First Quarter
	2010	2009

Net sales	$528,001	$455,548
Cost of sales	364,007	319,561
Gross profit	163,994	135,987

Operating expenses
Distribution	6,521	6,268
Research and development	18,497	18,224
Selling and administration	52,407	52,408
Total	77,425	76,900

Operating income	86,569	59,087
Interest, net	6,663	5,986
Other expense, net	1,017	307

Income from continuing operations before income taxes	78,889	52,794
Income tax expense	17,864	14,487
Income from continuing operations	61,025	38,307
Income (loss) from discontinued operations, net of tax	273	(349)
Net income	$61,298	$37,958

Earnings (loss) per share (1)
Basic
Continuing operations	$0.66	$0.41
Discontinued operations	0.00	(0.00)
Basic earnings per share	$0.67	$0.41
Diluted
Continuing operations	$0.65	$0.41
Discontinued operations	0.00	(0.00)
Diluted earnings per share	$0.66	$0.40

Weighted average shares outstanding
Basic	92,044	92,787
Diluted	93,396	94,568

Dividends declared per share	$0.055	$0.050

(1) The sum of individual per share amounts may not equal due to rounding.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 26,	June 27,	September 27,
	2009	2009	2008
Assets
Current assets
Cash and cash equivalents	$256,528	$316,133	$249,302
Investment securities	561	3	14
Accounts receivable, net	332,785	325,810	312,061
Inventories	383,988	384,794	421,741
Current deferred income taxes	47,353	41,941	43,591
Income taxes refundable	6,719	8,926	10,625
Prepaid expenses and other current assets	24,257	23,658	25,749
Current assets of discontinued operations	74,558	51,699	56,745
Total current assets	1,126,749	1,152,964	1,119,828

Property and equipment	783,208	763,951	724,401
Less accumulated depreciation	(420,952)	(409,634)	(374,393)
	362,256	354,317	350,008

Restricted cash	400,000	400,000	400,000
Goodwill and other indefinite-lived intangible assets	275,175	268,819	267,091
Other intangible assets, net	212,233	214,207	214,740
Non-current deferred income taxes	69,133	74,438	63,912
Other non-current assets	53,505	49,756	61,567
Non-current assets of discontinued operations	-	21,854	28,161
	$2,499,051	$2,536,355	$2,505,307

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$225,850	$271,537	$253,654
Payroll and related taxes	54,562	54,196	46,405
Accrued customer programs	60,160	54,461	49,742
Accrued liabilities	55,534	61,704	51,434
Accrued income taxes	18,487	3,334	11,154
Current deferred income taxes	19,470	18,528	18,838
Current portion of long-term debt	17,975	17,181	21,163
Current liabilities of discontinued operations	22,678	19,620	23,614
Total current liabilities	474,716	500,561	476,004

Non-current liabilities
Long-term debt, less current portion	825,000	875,000	893,433
Non-current deferred income taxes	128,406	139,916	129,195
Other non-current liabilities	98,933	86,476	111,731
Non-current liabilities of discontinued operations	-	11,933	6,686
Total non-current liabilities	1,052,339	1,113,325	1,141,045

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	435,278	452,243	468,798
Accumulated other comprehensive income	59,650	50,592	96,167
Retained earnings	475,278	419,086	323,293
	970,206	921,921	888,258
Noncontrolling interest	1,790	548	-
Total shareholders' equity	971,996	922,469	888,258
	$2,499,051	$2,536,355	$2,505,307

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$13,295	$11,394	$7,390
Working capital	$600,153	$620,324	$610,693
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	91,779	92,209	92,891

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	First Quarter
	2010	2009
Cash Flows From (For) Operating Activities
Net income	$61,298	$37,958
Adjustments to derive cash flows
Depreciation and amortization	17,737	16,767
Share-based compensation	2,917	2,754
Income tax benefit from exercise of stock options	647	345
Excess tax benefit of stock transactions	(2,430)	(1,685)
Deferred income taxes	(13,752)	(13,677)
Sub-total	66,417	42,462

Changes in operating assets and liabilities, net of asset and business acquisitions
Accounts receivable	(5,455)	15,669
Inventories	2,260	(40,317)
Income taxes refundable	(2,345)	(468)
Accounts payable	(47,827)	7,259
Payroll and related taxes	(966)	(29,037)
Accrued customer programs	5,769	(3,643)
Accrued liabilities	(4,954)	(4,471)
Accrued income taxes	30,483	6,228
Other	(5,838)	7,285
Sub-total	(28,873)	(41,495)
Net cash from operating activities	37,544	967

Cash Flows (For) From Investing Activities
Cash acquired in asset exchange	-	2,115
Acquisition of business, net of cash acquired	(10,059)	(14,839)
Acquisition of assets	(4,610)	-
Acquisition of intangible assets	(500)	(1,000)
Additions to property and equipment	(7,156)	(5,913)
Net cash for investing activities	(22,325)	(19,637)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	-	(11,006)
Repayments of long-term debt	(50,000)	(14,287)
Excess tax benefit of stock transactions	2,430	1,685
Issuance of common stock	3,620	5,481
Repurchase of common stock	(25,286)	(29,314)
Cash dividends	(5,106)	(4,659)
Net cash for financing activities	(74,342)	(52,100)

Effect of exchange rate changes on cash	(481)	1,494
Net decrease in cash and cash equivalents	(59,604)	(69,276)

Cash and cash equivalents of continuing operations, beginning of period	316,133	318,599
Cash balance of discontinued operations, beginning of period	4	5
Cash and cash equivalents, end of period	256,533	249,328
Less cash balance of discontinued operations, end of period	(5)	(26)
Cash and cash equivalents of continuing operations, end of period	$256,528	$249,302

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$8,470	$9,860
Interest received	$5,363	$7,209
Income taxes paid	$3,515	$12,050
Income taxes refunded	$938	$1,016

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	First Quarter*
	2010	2009
Segment Net Sales
Consumer Healthcare	$437,321	$366,202
Rx Pharmaceuticals	47,077	33,175
API	30,056	34,243
Other	13,547	21,928
Total	$528,001	$455,548

Segment Operating Income (Loss)
Consumer Healthcare	$71,360	$59,115
Rx Pharmaceuticals	14,260	1,784
API	3,750	435
Other	1,194	1,816
Unallocated expenses	(3,995)	(4,063)
Total	$86,569	$59,087

*All information based on continuing operations.

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	First Quarter*
	2010	2009	% Change

Net sales	$528,001	$455,548	16%

Reported gross profit	$163,994	$135,987	21%
Inventory step-up	212	-
Adjusted gross profit	$164,206	$135,987	21%
Adjusted gross profit %	31.1%	29.9%

Reported operating expenses	$77,425	$76,900	1%
Loss on asset exchange	-	(639)
Adjusted operating expenses	$77,425	$76,261	2%
Adjusted operating expenses %	14.7%	16.7%

Reported operating income	$86,569	$59,087	47%
Inventory step-up	212	-
Loss on asset exchange	-	639
Adjusted operating income	$86,781	$59,726	45%
Adjusted operating income %	16.4%	13.1%

Reported income from continuing operations	$61,025	$38,307	59%
Inventory step-up (1)	159	-
Loss on asset exchange (2)	-	639
Adjusted income from continuing operations	$61,184	$38,946	57%

Diluted earnings per share from continuing operations
Reported	$0.65	$0.41	59%
Adjusted	$0.66	$0.41	61%

Diluted weighted average shares outstanding	93,396	94,568

(1)  Net of taxes at 25%
(2)  No tax impact

*All information based on continuing operations.

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	First Quarter*
	2010	2009	% Change
Consumer Healthcare
Net sales	$437,321	$366,202	19%

Reported operating expenses	$55,029	$50,192	10%
Loss on asset exchange	-	(639)
Adjusted operating expenses	$55,029	$49,553	11%
Adjusted operating expenses %	12.6%	13.5%

Reported operating income	$71,360	$59,115	21%
Loss on asset exchange	-	639
Adjusted operating income	$71,360	$59,754	19%
Adjusted operating income %	16.3%	16.3%

Other
Net sales	$13,547	$21,928	-38%

Reported gross profit	$4,653	$6,555
Inventory step-up	212	-
Adjusted gross profit	$4,865	$6,555	-26%
Adjusted gross profit %	35.9%	29.9%

Reported operating income	$1,194	$1,816	-34%
Inventory step-up	212	-
Adjusted operating income	$1,406	$1,816	-23%
Adjusted operating income %	10.4%	8.3%

*All information based on continuing operations.

Table III
FY 2010 GUIDANCE
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2010 Guidance

Reported earnings per share from continuing operations range	$2.22 - $2.32
Charge associated with inventory step-up	$0.005
Charge associated with acquired research and development	$0.123
Adjusted earnings per share from continuing operations range	$2.35 - $2.45